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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the UBS Savings and Investment Plan, of our report dated 3 February 2005, with respect to the consolidated financial statements of UBS AG included in its Annual Report (Form 20-F) for the year ended 31 December 2004, filed with the Securities and Exchange Commission.

Ernst & Young Ltd.


/s/ Andrew J. McIntyre                  /s/ Dr. Andreas Blumer
-------------------------------------   ----------------------------------------
Andrew J. McIntyre                      Dr. Andreas Blumer
Chartered Accountant                    Swiss Certified Accountant
in charge of the audit                  in charge of the audit

Zurich, Switzerland
4 August 2005


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